SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)          JANUARY 12, 1998
                                                --------------------------

                            ENSEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



        FLORIDA                     0-21361                      65-0654330
(State or other jurisdiction    (Commission File                (IRS Employer
 or incorporation)                 Number)                   Identification No.)



               751 PARK OF COMMERCE DRIVE, SUITE 104, BOCA RATON,
   FLORIDA 33437 (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (561) 997-2511

________________________________________________________________________________
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

                  The Company received a letter from the Listing Qualifications department of The Nasdaq Stock Market, Inc. regarding the continued listing of the Company's common stock on The Nasdaq SmallCap Market. Based upon a review by the staff, the Company's common stock has failed to maintain Nasdaq listing requirements for 10 consecutive trade dates. The Company has until April 13, 1998 in which to regain compliance with the minimum bid price of at least $1.00 or in the alternative maintain capital and surplus of $2,000,000 and a market value of the public float of $1,000,000. The Company must maintain minimum listing requirements for 10 consecutive trading days in order to comply with such listing requirements.

                  In the event the Company is unable to comply with the minimum listing requirements, then on April 13, 1998, the Company's securities will be subject to delisting effective with the close of business on April 13, 1998. To stay the delisting, the Company may request a hearing by April 13, 1998.

                  In addition to the above requirements, the Company must also have a minimum of two independent directors, presently, the Company only has one.

                  The Company is currently evaluating its options with respect to the matters set forth above.



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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    ENSEC INTERNATIONAL, INC.


                                                    By: /S/ CHARLES N. FINKEL
                                                      -------------------------
                                                         CHARLES N. FINKEL
                                                         Chief Executive Officer


DATED:  February 2, 1998



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